UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2015
____________________

FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On May 14, 2015, Finjan Holdings, Inc. (the “Company”) issued a press release providing a shareholder update and highlights for the first quarter ended March 31, 2015 as well as other subsequent events.   The Company announced the following, among other things:

•	Reported approximately $15 million in cash with an additional $3 million to be received from existing license agreements over the next 12 months
•	Potential for early returns on its investment in Jerusalem Venture Partners Fund VII, Cyber Strategic Partners, a fund in which the Company holds a minority limited partnership interest
•	Entered into a license agreement, subsequent to the first quarter with F-Secure Corporation, which requires F-Secure to pay Finjan $1 million
•	Began the development of new mobile security applications to protect consumer data and information
•	Establishing a new cybersecurity consulting service business

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: May 14, 2015	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Title: President & Chief Executive Officer